Exhibit 10.16

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [****], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

PATENT LICENSE AGREEMENT

THIS PATENT LICENSE AGREEMENT (this “Agreement”), dated as of this day of 12 Oct, 2020 (the “Effective Date”), by and between Eiken Chemical Co., Ltd., a corporation organized and existing under the laws of Japan with its principal place of business at 19-9, Taito 4-chome, Taito-ku, Tokyo, Japan (hereinafter referred to as “Eiken”) and Oxsed Ltd., a corporation organized and existing under the laws of the United Kingdom with its principal place of business at Ash Tree Farm, Farringdon, Cumnor, Oxford OX2 9QX, the United Kingdom (hereinafter referred to as “Oxsed”).

RECITALS

Eiken has developed proprietary technology relating to the nucleic acid amplification referred to as “Loop-mediated Isothermal Amplification” (the “LAMP”) and owns and has rights under certain patents and patent applications in respect of the LAMP in various countries of the world.

Oxsed wishes to obtain licenses under the LAMP Patents (as defined later) to develop, manufacture, use and sell certain products in the Field (as defined later) in the Territory (as defined later).

Eiken is willing to grant such license under the LAMP Patents under the terms and conditions hereinafter contained.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I
DEFINITIONS; INTERPRETATION

Section 1.01.      As used in this Agreement, except as otherwise expressly provided herein or unless the context herein otherwise requires, the following terms shall have the respective meanings indicated below:

“Additional License Fee” has the meaning set forth in Section 3.02.

“Affiliate” means any corporation, company, partnership or entity that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, either Party. For purposes of this definition, control means the direct or indirect, legal or beneficial ownership of greater than fifty percent (50%) of the outstanding shares of stock entitled to vote for the election of directors or persons performing similar functions, or in the case of entity not having voting stock, equivalent ownership or interest of greater than fifty percent (50%) of its outstanding shares, or of its net asset or net profit, provided that such corporation, company, partnership or entity shall be deemed to be an Affiliate for purposes of this Agreement only so long as such Party maintains such ownership or control.

“this Agreement” has the meaning set forth in the preamble hereof and includes all Schedules, which may be amended, modified, revised or supplemented from time to time upon agreement of the Parties.

“Arm’s Length Customer” means any customer, purchaser or third party having no financial interest or capital investments in Oxsed or any of its Affiliates sublicensed hereunder in the first bona-fide arm’s length sale from Oxsed or such Affiliate of the Licensed Products. For the avoidance of doubt, the transfer or sales from any of Oxsed’ Affiliates to another Affiliate of Oxsed shall not be considered to be sales to Arm’s Length Customer.

“Change of Control” means any transaction or event (or series of transactions or events), whether by an acquisition of securities, merger, consolidation, proxy contest or other transaction or event (or series of transactions or events), that results in Oxsed being controlled, directly or indirectly, by a third person (whether alone or with others) that did not control Oxsed before such transaction or event (or series of transactions or events), whether or not Oxsed survives such transaction or event (or series of transactions or events). For purposes of this definition, “control” means possession of, or the power or right to acquire possession of, directly or indirectly, the power to direct or cause the direction of the management, business affairs or policies of Oxsed (whether through ownership of securities, partnership or other ownership interests, by contract or otherwise).

“Effective Date” has the meaning set forth in the preamble hereof.

“Field” means [****].

“IFRS” means International Financial Reporting Standards in effect at the time of keeping books of accounts set forth in Section 4.08.

“Initial License Fee” has the meaning set forth in Section 3.01.

“Interest Rate” means, with respect to any amount, the interest rate of [****] percent ([****]) per annum subject to the maximum statutory rate of default interest permissible under applicable law.

“LAMP” has the meaning set forth in the first Recital.

“LAMP Patents” means the patents set forth in Schedule I and any divisional, amendment, inter partes review, reexamination, renewal, re-issue, revision and extension of any of the foregoing patents.

“Licensed Product(s)” means any reagent, product, kit, device, equipment, instrument and/or system for nucleic acid in-vitro diagnostic tests for the detection of a Target or Targets, whether for research or commercial purposes, the developing, manufacturing, selling, offering for sale, or otherwise disposing of which would constitute, but for the license herein, an infringement of any of the LAMP Patents; [****].

“Master Mix” means the reagents to be produced and sold by New England Biolabs, Inc. (“NEB”) [****], authorized licensee in the field of investigational or research use, under the license granted by Eiken, which Oxsed has purchased for incorporation into the Licensed Product to be produced and sold by it hereunder.

“Net Sales” means the gross invoice price actually invoiced (or if not invoiced, the gross price actually charged) for a Licensed Product sold by Oxsed or any Affiliate to any Arm’s Length Customer (excluding a Licensed Product transferred, sold or otherwise disposed of by Oxsed to any of its Affiliates or any of its Affiliates to another Affiliate thereof) minus

(i)               any VAT, sales, consumption or excise tax where such tax is itemized in the invoice and actually included in such gross invoice price or gross charge;

(ii)              [****]

(iii)            in the case of a Master Mix incorporated into a Licensed Product, the procurement cost of the Master Mix incorporated in such Licensed Product from NEB (and from any successors and assigns of NEB if authorized by Eiken) as verified by evidence, to the extent and as long as NEB remains a licensee of Eiken in the field of investigational or research use.

provided, however, that (a) when a Licensed Product is used or otherwise disposed of without payment, the Net Sale of such Licensed Product shall be [****].

“Party” means either Eiken or Oxsed, and “Parties” means collectively Eiken and Oxsed.

“Running Royalties” has the meaning set forth in Section 3.03.

“Target” means severe acute respiratory syndrome coronavirus 2, SARS-CoV-2, which causes coronavirus disease (COVID-19), the specific genomic sequences of which are detected by a Licensed Product.

“Territory” means (i) the United Kingdom only during the stage of the initial license set forth in Section 2.01 and (ii) (a) all countries of the European Union, (b) the United States of America, (c) India and/or (d) all countries of the world other than the United Kingdom, all countries of the European Union, the United States of America and India after exercising the relevant option set forth in Section 2.02.

Section 1.02.      Interpretation

(a)               The phrase “to use the Licensed Products” means to incorporate the Licensed Products into any other products.

(b)               The term “including” means “including without limitation.”

(c)               The words “herein,” “hereof,” “hereto” and “hereunder” refer to this Agreement as a whole, and not to any particular Article, Section or Subsection in this Agreement.

(d)               Headings and Recitals are inserted for convenience only and do not affect the construction hereof, words denoting the singular include the plural and vice versa, and words denoting one gender include each gender and all genders.

(e)               Where an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning.

(f)                Unless the context otherwise requires, references herein to:

(i)              a person include references to a natural person, firm, partnership, joint venture, company, corporation, association, organization, trust, enterprise, government or department or agency of any government (in each case whether or not having a separate legal personality);

(ii)              a month, quarter and year are references to a month, quarter and year of the Gregorian Calendar;

(iii)            Recitals, Articles, Sections, Subsection or Schedule refer to the appropriate recitals, articles, sections, subsections or schedules hereof;

(iv)             a document, instrument and agreement are references to such document, instrument and agreement (including schedules thereto and, where applicable, any of its provisions) as amended, modified, varied, supplemented, novated or replaced and in effect at the time any such reference is operative;

(v)               a Party include its permitted successors and assigns;

(vi)             a statute or law are construed as references to such statute or law as modified, amended, consolidated, extended or re-enacted and in effect at the time any such reference is operative, and include any administrative guidances, orders, regulations, instruments or other subordinate legislation made under the relevant statute or law; and

(vii)          an authority, association or body whether statutory or otherwise are, if and when any such authority, association or body ceases to exist or is reconstituted, renamed or replaced or the powers or functions thereof are transferred to any other authority, association or body, references respectively to the authority, association or body established or constituted in lieu thereof or as nearly as may be succeeding to the powers or functions thereof.

Article II
GRANT OF LICENSE

Section 2.01.      Subject to the terms and conditions set forth herein, during the effective term hereof, Eiken hereby grants to Oxsed, and Oxsed hereby accepts, personal, nontransferable, non-assignable, non-exclusive licenses under the LAMP Patents to develop and make Licensed Products in the Field to detect a Target in the Territory, and use, sell, offer for sale or otherwise dispose of the Licensed Products so made under Oxsed’s own labels in the Field in the United Kingdom.

Section 2.02.      Subject to the terms and conditions set forth herein, during the effective term hereof, Eiken hereby grants to Oxsed, and Oxsed hereby accepts options for personal, non-transferable, non-assignable, non-exclusive licenses under the LAMP Patents to expand the Territory to (a) all countries of the European Union, (b) the United States of America, (c) India and/or (d) all countries of the world other than the United Kingdom, all countries of the European Union, the United States of America and India, any option for (a), (b), (c) and/or (d) above to be exercisable at any time during the effective term hereof upon written notice to Eiken together with the payment of the corresponding Additional License Fee(s) set forth in Section 3.02.

Section 2.03.      Subject to compliance with the terms and conditions hereof, Oxsed shall have the right to grant to its Affiliates sublicenses under the license and rights granted to it hereunder but without any right to sublicense further. Oxsed shall give Eiken written notice as to the names, addresses, shareholding ratio, and any other information reasonably requested by Eiken from time to time with respect to all the Affiliates sublicensed hereunder that manufacture the Licensed Products. Such Affiliates shall be bound by the terms and conditions hereof as if it were named herein in the place of Oxsed. The sublicense granted to an Affiliate shall automatically terminate on the date the Affiliate ceases to be an Affiliate. Oxsed shall not have the right to grant a license to any person other than its Affiliates.

Section 2.04.      The license to “make” the Licensed Products granted in Section 2.01 includes the right under the LAMP Patents to have a third party manufacturer designated by Oxsed or its Affiliates sublicensed hereunder and approved in advance by Eiken in writing, such approval not to be unreasonably withheld or delayed (except for the third party manufacturers set forth in Schedule III which are hereby approved), make the Licensed Products either in finished or semi-finished form in accordance with the designs, drawings and specifications and manufacturing and/or assembling drawings or specifications, all originated and owned by Oxsed or such Affiliates, provided that Oxsed or such Affiliates shall purchase and take over from such third party manufacturer all of the Licensed Products manufactured and/or all portions thereof assembled by the third party manufacturer and shall not directly or indirectly re-transfer them to such third party manufacturer or any related parties of such third party manufacturer. For the avoidance of doubt, a drop shipment (including invoicing and collection of payment) of the Licensed Products by such third party manufacturer to Oxsed’s or its Affiliates’ customers shall not be considered to be in violation of this Section 2.04 and shall be deemed to be a sale of Licensed Products by Oxsed or its Affiliates (as applicable) for the purposes of this Agreement.

Section 2.05.      For the avoidance of doubt, the licenses to use, sell, offer for sale or otherwise dispose of the Licensed Products under Oxsed’s own labels does not include the right to use, sell, offer for sale or otherwise dispose of any parts or components of such License Products except for the warranty or after services for such Licensed Products sold hereunder.

Section 2.06.      Except for the licenses and rights expressly granted hereunder, no right, title or interest in any discovery, invention or technology, data or information or any patent, copyright, trademark or other intellectual property right owned by Eiken or its Affiliate shall be granted to Oxsed hereunder, by implication or otherwise. Eiken shall not be under any obligation to grant to Oxsed any additional licenses and rights other than those granted hereby.

Article III
LICENSE FEES AND ROYALTIES

Section 3.01.      In consideration of the licenses and rights granted by Section 2.01, Oxsed shall pay to Eiken a non-refundable initial license fee (the “Initial License Fee”), which shall be made in the following two installments;

(a)               [****] to be due and payable within thirty (30) days after the Effective Date; and

(b)               [****] to be due and payable within six (6) months after the Effective Date.

Section 3.02.      In consideration of the licenses and rights granted by Section 2.02, Oxsed shall pay to Eiken non-refundable additional license fee (“Additional License Fee”) set out opposite each applicable territory to be expanded in the following table to be due and payable upon exercise of the corresponding option in accordance with Section 2.02:

	Territory to be expanded	Additional License Fee
(a)	all countries of the European Union	[****]
(b)	The United States of America	[****]
(c)	India	[****]
(d)	all countries of the world other than the United Kingdom, all countries of the European Union, the United States of America and India	[****]

Section 3.03.      In consideration of the licenses and rights granted herein, Oxsed shall further pay to Eiken the following non-refundable running royalties (the “Running Royalties”) of the total Net Sales of all the Licensed Products made, used, sold or otherwise disposed of by Oxsed or any of its Affiliates in the Field in the Territory:

(a)               [****]% on the Net Sales aggregated at any time during the effective term of this Agreement being up to [****] or less;

(b)               [****]% on the Net Sales aggregated at any time during the effective term of this Agreement exceeding [****] and less than [****]; and

(c)               [****]% on the Net Sales aggregated at any time during the effective term of this Agreement exceeding [****].

Section 3.04.      Running Royalties shall accrue at the time when any Licensed Product is first sold, used, or otherwise disposed of (as evidenced by the applicable invoice or bill), whether or not payment is received by Oxsed or its Affiliates sublicensed hereunder. No Running Royalties shall accrue at the time of the transfer, sale or disposal of the Licensed Products by Oxsed to any of its Affiliates or any of its Affiliates to another Affiliate. In such event, Running Royalties shall accrue at the time of the use, sale or disposal of the Licensed Products in the Field in the Territory by such other Affiliate.

Section 3.05.      For the avoidance of doubt, any portion of the Initial License Fee and Additional License Fees paid to Eiken shall not be credited against any Running Royalties due and payable to Eiken hereunder.

Article IV
PAYMENT AND ROYALTY REPORTS

Section 4.01.      Running Royalties accrued during each quarter (any part in the first or last quarter) during the term of this Agreement shall be paid to Eiken or any other person designated by Eiken in writing from time to time within thirty (30) days after the end of such quarter.

Section 4.02.      Each Running Royalty payment shall be accompanied by a royalty report, substantially in the form attached hereto as Schedule II covering the immediately preceding quarter showing the computation of Running Royalties for such quarter. Each royalty report shall set out by product name, model and type of each of the Licensed Products used, sold or otherwise disposed of during the relevant quarter, the name of the manufacturer (whether Oxsed or any of its Affiliates sublicensed hereunder or third party subcontractor pursuant to Section 2.04), the unit price, the quantities, the country of use, sale or disposal, the relevant royalty rate, the gross amount received, the relevant currency, the deductible items and total amount set forth in the definition of the Net Sales and the total Net Sales of the Licensed Products. The royalty report shall also contain a calculation of the Running Royalties in Japanese Yen due under this Agreement and the exchange rates used therefor. The royalty report shall be certified by an authorized officer of Oxsed to be correct to the best knowledge and information of Oxsed. If no Running Royalties have accrued during a quarter, the royalty report shall so state.

Section 4.03.      The Initial License Fee, Additional License Fees, Running Royalties and any other amount payable to Eiken hereunder shall be payable to Eiken in Japanese Yen without any deduction of any remitting bank commission or fee or otherwise at the following bank account of Eiken or any other bank account Eiken notifies Oxsed in writing from time to time:

Bank Name: [****]
Branch Name: [****]
Bank Address: [****]
Type of Bank Account: [****]
Bank Account Number: [****]
Name of the Bank Account holder: [****]

Section 4.04.      For sales of Licensed Products made in currencies other than Japanese Yen during a quarter, Running Royalties shall be computed by converting the Net Sales into Japanese Yen at the wire transfer selling rate of exchange in effect on the closing of the last banking day during such quarter as quoted by [****].

Section 4.05.      [****]. The Parties agree that the payments due to Eiken hereunder constitute “royalties” as that term is defined in Article 12, paragraph 2 of the Convention between Japan and the United Kingdom of Great Britain and Northern Ireland for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income and on Capital Gains (the “Treaty”) and, as such, are exempt from British withholding tax under Article 12, paragraph 1 of the Treaty. Pursuant to such exemption, Oxsed shall not withhold any tax from any payments due to Eiken hereunder, and Eiken shall not be liable for any withholding taxes involved in this transaction. Eiken shall, in addition to providing a certificate of Japanese residency, complete all forms required for Oxsed to obtain such exemption and provide Oxsed with such forms.

Section 4.06.      Within thirty (30) days after expiration or termination of this Agreement, Oxsed shall furnish to Eiken a royalty report as set forth in Section 4.02 covering the Net Sales of the Licensed Products used, sold or otherwise disposed of prior to the expiration or termination date but as to which no Running Royalties were previously paid, which report also shall set forth the total quantity of Oxsed’s and its Affiliates’ inventory (including work-in-process) of the Licensed Products existing as of the expiration or termination date and in possession of Oxsed and all of its Affiliates, and Oxsed shall simultaneously pay Running Royalties to Eiken with respect to the Licensed Products made, used or sold in the Territory and inventory thereof. The Running Royalties with respect to Oxsed’s and its Affiliates’ inventory existing as of the expiration or termination date shall be determined as if such inventory were sold in the Territory immediately prior to the expiration or termination date.

Section 4.07.      In the event that any amount due Eiken by Oxsed hereunder is not paid when due, Oxsed shall pay on demand to Eiken interest on the overdue amount at the Interest Rate from the due date of such amount until the date such overdue amount is paid in full.

Section 4.08.      Oxsed shall keep, and Oxsed shall cause its Affiliates to keep, accurate and complete records and books of account containing regular entries in accordance with the IFRS consistently applied for the purpose of calculating Running Royalties and making royalty reports pursuant to Section 4.02. All the records and books of account relating to a particular fiscal year of Oxsed and such Affiliates shall be retained for a period of five (5) years following the close of such fiscal year. All records and books of account shall contain all information necessary to calculate Running Royalties hereunder and to determine the accuracy of the royalty reports. Eiken shall have the right (which it may not exercise more than once for each year) to cause such records and books of account to be audited by an independent public accounting firm and a law firm selected by Eiken for the sole purpose of determining the accuracy of reports and calculations of Running Royalties. Such audits shall be made during normal business hours of Oxsed or such Affiliates and with at least fifteen (15) day prior notice. All information disclosed to or obtained by the independent public accounting firm and the law firm during such audit shall not be disclosed to anyone including Eiken (except as required by law or by any governmental agency or tribunal, and except as may be necessary or proper in connection with any dispute or proceeding relating to this Agreement) and shall be held in strictest confidence, except that the independent public accounting firm and the law firm may disclose to Eiken whether a discrepancy in Running Royalty payments has been found, the amount of the discrepancy involved, and the circumstance of the discrepancy, including the basis upon which the discrepancy is determined. In the event that such audit reveals that Oxsed underpaid or under-reported Running Royalties due Eiken, Oxsed shall promptly upon demand pay to Eiken the deficiency and interest thereon under Section 4.07, and if such deficiency is in excess of [****] percent ([****]%) of the amount actually due, Oxsed shall also upon demand from Eiken reimburse Eiken for the costs and expenses incurred in conducting such audit.

Section 4.09.      Oxsed shall faithfully respond with reasonable additional information to what Eiken may reasonably request from time to time to enable Eiken to ascertain a specific model or type of Licensed Products used, sold or otherwise disposed of by Oxsed or the Affiliates is subject to the payment of Running Royalties, and the amount of such Running Royalties due.

Article V
PATENT MARKING

Oxsed shall mark, and shall cause its Affiliates sublicensed hereunder to mark, (i) each of the Licensed Products made, used, offered for sale or sold, (ii) its containers, and the product brochures and promotional and sales materials for the Licensed Products, or (iii) each such Licensed Products in the form of “virtual marking” on a free-to-access web page, with the patent numbers of the LAMP Patents utilized therefor, and shall furnish to Eiken samples of each of the Licensed Products or their containers and each copy of those product brochures and materials.

Article VI
GRANT BACK

Oxsed hereby agrees to grant and causes its Affiliates to grant to Eiken and its Affiliates, at no charge, non-exclusive, world-wide perpetual right and license to make, have made, use, sell, offer for sale or otherwise dispose of any product utilizing any Oxsed Improvement, where “Oxsed Improvement” means any discovery, invention or improvements, whether patentable or not, on the LAMP including any patent application prosecuted by Oxsed or its Affiliates or any patent issued therefrom that cannot be practiced without a license to the LAMP Patents. Promptly after Oxsed becomes aware of any such discovery, invention or improvements, Oxsed shall inform Eiken of such discovery, invention or improvements in writing in such reasonable manner and details as Eiken will be able to review, make further inquiries and utilize the same. For the avoidance of doubt, the foregoing specifically does not apply to the cases where any such discovery, invention or improvement on the LAMP made by Oxsed or Oxford University, any patent application thereof or any patent issued therefrom does not constitute any infringement of the LAMP Patents.

Article VII
NO WARRANTIES

Section 7.01.      Nothing in this Agreement shall be construed as:

(a)               a warranty, representation or promise by Eiken relating to any of the LAMP Patents or the Licensed Products, including the validity, scope or suitability for any purpose of the LAMP Patents; or

(b)               an obligation on the part of Eiken to furnish any manufacturing or technical information to Oxsed or its Affiliates; or

(c)               an obligation to bring or prosecute actions or suits against third parties, defend actions or suits brought against Oxsed, its Affiliates, their customers or third parties, or indemnify Oxsed, its Affiliates, their customers or third parties for any reason; or

(d)               imposing any liability on Eiken with respect to the manufacture, use, sale or disposal of the Licensed Products by Oxsed, its Affiliates, their customers or third parties; or

(e)               imposing an obligation on Eiken to maintain the continued existence of any of the LAMP Patents or to file applications for any patent or other industrial or intellectual property right or to take any action with respect to filed applications for any patent or other industrial or intellectual property rights; or

(f)                conferring upon Oxsed or its Affiliates the right to use in advertising, publicity or otherwise, any trademark, service mark or trade name of Eiken, except in the case of Article V; or

(g)               an obligation upon Eiken to make any determination as to the applicability of any of the LAMP Patents to any products of Oxsed or its Affiliates.

Section 7.02.      EIKEN MAKES NO WARRANTIES, REPRESENTATIONS OR PROMISES THAT THE USE OR PRACTICE OF THE LAMP PATENTS OR THE DEVELOPMENT, MANUFACTURE, USE, OFFER FOR SALE OR SALE OF THE LICENSED PRODUCTS DOES NOT AND WILL NOT INFRINGE ANY PATENT OR OTHER INDUSTRIAL OR INTELLECTUAL PROPERTY RIGHT OR OTHER RIGHT OWNED BY THIRD PARTIES. THE LICENSES AND RIGHTS PROVIDED FOR HEREIN ARE GRANTED WITHOUT WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING THOSE OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Article VIII
TERM AND TERMINATION

Section 8.01.      This Agreement shall become effective on the Effective Date.

Section 8.02.      Except as otherwise provided for in this Article VIII, this Agreement, the licenses and rights granted pursuant hereto shall remain in effect until the last to expire of the LAMP Patents.

Section 8.03.      Eiken shall have the right forthwith to terminate this Agreement upon written notice to Oxsed in any of the following events:

(a)               if Oxsed or any of its Affiliates sublicensed hereunder has defaulted in the performance or observance of any provision, covenant, condition or agreement contained in this Agreement and has failed to cure such default within thirty (30) days of written notice complaining thereof to Oxsed;

(b)               if Oxsed becomes insolvent or admits in writing its inability to pay its debts as the same nature or makes an assignment for the benefit of creditors;

(c)               if any proceeding is instituted by or against Oxsed seeking to adjudicate it bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of Oxsed or its debts or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for Oxsed or for any substantial part of its property and assets;

(d)               if Oxsed assigns or attempts to assign this Agreement or any part thereof in violation of Section 9.01; and

(e)               if Oxsed or any of its Affiliates files any declaratory judgment or similar action to obtain the invalidity of any of the LAMP Patents or the non-infringement of any Licensed Product upon any of the LAMP Patents.

Section 8.04.      In the event that Oxsed or any of its Affiliates for itself or through any third party contests the validity of any of the LAMP Patents or assists any third party in contesting the validity of any of the LAMP Patents, to the extent permissible by applicable law, Eiken shall have the right forthwith to terminate this Agreement or the specific licenses and rights granted hereunder in respect of such LAMP Patent upon written notice to Oxsed, and the corresponding sublicenses shall likewise terminate without any notice to its Affiliates.

Section 8.05.      In the event that Oxsed becomes subject to a Change of Control, and unless Oxsed delivers to Eiken, in writing within sixty (60) days of the Change of Control, a legally binding undertaking from the third person thereafter in Control of Oxsed (including the entity, if any, that ultimately Controls such third person) (on behalf of itself and entities that would constitute Affiliates) to be bound by the terms and conditions of this Agreement to the same extent as if such third person (or such Controlling entity) were the party to this Agreement subject to the consent of Eiken, then Eiken shall have the right to terminate this Agreement upon written notice to Oxsed, and the corresponding sublicenses shall likewise terminate without any notice to its Affiliates.

Section 8.06.      All licenses and rights granted to Oxsed hereunder in respect of the LAMP Patents shall cease forthwith as of the date of expiration or termination of this Agreement. In the event that this Agreement is terminated for whatever reason or expired, all the corresponding sublicenses granted to the Affiliates of Oxsed shall likewise terminate without any notice to such Affiliates.

Section 8.07.      Any expiration or termination of this Agreement pursuant to this Article VIII shall not relieve Oxsed of any of its obligations or liabilities accrued hereunder prior to the date of expiration or termination of this Agreement, and the expiration or termination shall not affect in any manner any rights of Eiken arising under this Agreement prior thereto.

Section 8.08.      The rights and remedies set forth in this Article VIII are not exclusive and are in addition to any other rights and remedies available to Eiken under this Agreement or at law or in equity.

Section 8.09.      For the convenience of the Parties, this Agreement is made for patent licenses under a certain group of patents owned by Eiken. Any judgment, adjudication, determination or order by a competent court or a regulatory authority or governmental agency which finds one or more of the LAMP Patents invalid or unenforceable shall not give rise to a right of termination hereof or reduction of the Initial License Fee, Additional License Fees or Running Royalties by Oxsed, as long as one or more of the LAMP Patents remain valid.

Section 8.10.      The provisions of Articles I, III, VI and VII and Sections 4.02 through 4.09, 8.07, 8.08, 9.03, 9.08, 9.10, 9.11, 9.13 and 9.15 and this Section 8.10 shall survive the expiration or termination of this Agreement.

Article IX
MISCELLANEOUS

Section 9.01.      This Agreement and the licenses and rights granted herein shall be binding upon and inure to the benefit of Eiken, Oxsed and their respective permitted successors and assigns. Oxsed shall not assign or transfer any of its rights, privileges or obligations hereunder without prior written consent of Eiken. For the purpose of this Agreement, any consolidation or merger by any third party with Oxsed where the third party is the surviving entity or any sale of all or substantially all of the assets of Oxsed relating to the business contemplated by this Agreement to any third party shall be construed to be an assignment hereunder. Any assignment or transfer in violation of this Section 9.01 shall be null and void ab initio.

Section 9.02.      This Agreement does not in any way create a relationship of principal and agent, partnership or joint venture between the Parties. Neither Party shall under any circumstances act as, or represent itself to be, the other Party.

Section 9.03.      Any notice, report or other document required or permitted hereunder shall be written in English, and shall be sufficiently given when personally delivered, telecommunicated, delivered by overnight courier or mailed prepaid first class registered or certified mail and addressed to the Party for whom it is intended at its record address, and such notice shall be effective upon receipt, if delivered personally, telecommunicated, or delivered by overnight courier, or shall be effective five (5) days after it is deposited in the mail, if mailed. The record addresses and facsimile numbers of the Parties are set forth below:

Eiken: [****]

Oxsed: [****]

Either Party, at any time, may change its previous record address or facsimile number by giving written notice of the substitution in accordance with the provision of this Section 9.03.

Section 9.04.      Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or portion thereof, or the application thereof to any person or circumstance or in any country contravenes a law of any country (or political subdivision thereof) in which this Agreement is effective or is held to any extent invalid or unenforceable, the remaining provisions of this Agreement (or of such provision) and the application thereof to other persons or circumstances or in other countries shall not be affected thereby, and this Agreement shall be modified with respect to its application in such jurisdiction, but not in jurisdictions where such provision is valid, to conform with such law.

Section 9.05.      No modification or amendment hereof shall be valid or binding upon the Parties, unless made in writing and duly executed on behalf of the Parties by their respective duly authorized officers.

Section 9.06.      Any failure of either Party to insist upon the strict performance of any provision hereof or to exercise any right or remedy shall not be deemed a waiver of any right or remedy with respect to any existing or subsequent breach or default.

Section 9.07.      This Agreement constitutes the entire understanding and agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements, express or implied, and oral or written.

Section 9.08.      This Agreement shall be construed, and the legal relations between the Parties shall be determined, in accordance with the laws of Japan without regard to what laws might otherwise govern under applicable principles of conflict or choice of laws.

Section 9.09.      This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

Section 9.10.      Any dispute, controversy or difference arising out of, in relation to or in connection with, this Agreement shall be settled in good faith between the Parties. If the Parties fail to resolve such dispute, controversy or difference through the good faith negotiations, it shall be finally settled by arbitration in Tokyo, Japan in accordance with the Rules of Arbitration of the International Chamber of Commerce for the time being in force by a panel of three (3) arbitrators. The prevailing Party shall be entitled to receive from the losing Party reimbursement for all costs incurred in such arbitration proceedings, including reasonable attorneys’ fees. The decision and award of the arbitration shall be final and binding, and shall be enforceable in any court of competent jurisdiction.

Section 9.11.      The Parties shall maintain the confidentiality of the terms of this Agreement, and shall not disclose or transfer, without the prior written consent of the other Party, such terms or any part thereof to any third party, except

(a) as otherwise may be required by law, order or regulation; or

(b) to any competent court, regulatory authority or governmental agency which has ordered the same to be produced; provided, however, that the Party who has been so ordered shall promptly notify the other Party of such order and use its best efforts to preserve the confidentiality thereof to the extent possible in compliance with such order including obtaining a protective order.

Section 9.12.      Neither Party shall issue any press release or other public announcement relating to this Agreement without obtaining the other Party’s written approval.

Section 9.13.      The Parties hereby acknowledge that there are circumstances in which it would be impossible to measure in money the injury that would be suffered by Eiken or Oxsed, as relevant, by reason of the other Party’s breach of its obligations hereunder, and the breaching Party consents to the granting by any court in any applicable jurisdiction of an injunction or other equitable relief. The foregoing shall be in addition to all other rights and remedies available to the non-breaching Party under this Agreement or at law or in equity.

Section 9.14.      Oxsed shall fully comply with all laws, ordinances and regulations applicable to it with respect to the development, manufacture, use or sale of the Licensed Products hereunder or any other performance to be made by Oxsed hereunder.

Section 9.15.      Oxsed hereby agrees to defend, indemnify and hold harmless Eiken, its Affiliates, and their respective directors, officers, employees and agents from and against any and all claims, actions, suits, liabilities, damages or judgments resulting from or relating to the activities of Oxsed and its Affiliates sublicensed hereunder or the manufacture, use, sale or other disposal of the Licensed Products by Oxsed, its Affiliates or any other person (including claims, actions, suits, liabilities, damages or judgments related to product liability). Oxsed shall assume responsibility for all costs and expenses related to any such claims, actions, suits, liabilities, damages or judgments including reasonable attorneys’ fees and other litigation costs and expenses.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized officer as of the date and year first above written.

EIKEN CHEMICAL CO., LTD.			OXSED LTD.

By:			By:
	Name:	[****]		Name:	[****]
	Title:	[****]		Title:	[****]
	Date:			Date:	12 OCT 2020

Schedule I

LAMP Patents

[****]

Schedule II

Form of Royalty Report

[****]

Schedule III

Pre-Approved third party manufacturers

[****]